UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2003

NATIONAL WINE & SPIRITS, INC.
 (Exact name of registrant as specified in its charter)

Indiana	333-74589	35-2064429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
P. O. Box 1602, 700 W. Morris Street, Indianapolis, Indiana		46206
(Address of principal executive offices)		(Zip Code)
(317) 636-6092
(Registrant's telephone number, including area code)

Item 5.    Other Events.

         On January 3, 2003, the Company issued a press release announcing that the Company had been orally informed by Diageo that the Company had not been granted the Diageo distribution rights for the State of Illinois and that no decision has been announced yet for Michigan or Indiana.

         As previously reported, the Company and other competing wholesalers of spirits and wine have been awaiting decisions by Diageo regarding future distribution rights for the States of Indiana, Illinois and Michigan. These decisions represent a continuation of a state-by-state consolidation and realignment of brands which Diageo acquired when it purchased Seagram in 2001.

         A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

The following exhibits are filed as a part of this report:

         99.1         Press Release dated January 03, 2003.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WINE & SPIRITS, INC. (Registrant)
Date: January 6, 2003	By: /s/ James E. LaCrosse James E. LaCrosse Chairman, President, Chief Executive Officer and Chief Financial Officer